September 9, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:   Carlyle Real Estate Limited Partnership - XV
      Commission File No. 0-16111
      Form 8-K


Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8-K dated May 5, 1994.

Thank you.



Very truly yours,

CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

By:   JMB Realty Corporation
      Corporate General Partner




      By:   C. SCOTT NELSON
            -------------------------------
            C. Scott Nelson, Vice President
            Director of Partnership
            Financial Reporting


CSN:sf

Enclosures




                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  May 5, 1994



                 CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV
            ______________________________________________________

            (Exact name of registrant as specified in its charter)




     Illinois                     0-16111                     36-3314827
________________               _____________             ___________________

(State or other)               (Commission               (IRS Employer
Jurisdiction of                File Number)              Identification No.)
Organization




             900 N. Michigan Avenue, Chicago, Illinois  60611-1575
             _____________________________________________________

                    (Address of principal executive office)




      Registrant's telephone number, including area code:  (312) 915-1987
      ___________________________________________________________________






                        PARK AT COUNTRYSIDE APARTMENTS

                            DAYTONA BEACH, FLORIDA
                    ______________________________________



ITEM 5.  OTHER EVENTS.    Carlyle Real Estate Limited Partnership - XV (the
"Partnership") through Daytona Park Associates, Ltd. (the "Venture"), a Florida limited partnership, was the owner of the Park at Countryside Apartments (the "Property") located in Daytona Beach, Florida. Effective May 5, 1994, due to the Venture's default in the payment of debt service, the mortgage lender (The Travelers Insurance Company) concluded proceedings to realize upon its mortgage security represented by the land, building and related improvements of the Property. The property consists of a 120-unit apartment complex and was approximately 98% occupied at the time of the transfer of title.

     The Venture has recognized a gain of approximately $2,000,000 for financial reporting purposes in 1994 and expects to recognize a gain of approximately $1,200,000 for Federal income tax purposes (of which the Partnership's share is approximately $1,300,000 and $800,000, respectively). The terms of the Venture agreement provide that the gain on disposition of the Property be allocated to the partners with negative capital balances immediately prior to disposition, with such gain being allocated in the ratio of such negative balances.

     Furthermore, pursuant to the terms of the Carlyle Real Estate Limited Partnership - XV Partnership Agreement, the gain on disposition in 1994 will be allocated 1% to the General Partners and 99% to the Limited Partners.
There will be no distributable proceeds as a result of this transaction.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (a)   Financial Statements.  Not applicable.
            (b)   Proforma financial information.  Not applicable.
            (c)   Exhibits.
                  1.    Agreed Final Judgement of Foreclosure.
                  2.    Release - The Travelers Insurance Company.
                  3.    Release - Daytona Park Associates, Ltd.
                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

                              By:   JMB Realty Corporation
                                    Corporate General Partner




                                    By:   C. SCOTT NELSON
                                          _______________________________
                                          C. Scott Nelson, Vice President
                                          Director of Partnership
                                          Financial Reporting

Dated:  September 9, 1994










                                                   IN THE CIRCUIT COURT OF THE
                                                SEVENTH JUDICIAL CIRCUIT IN AND
                                                   FOR VOLUSIA COUNTY, FLORIDA

                                                        CIVIL DIVISION

                                                        CASE NO. 93-32654 CICI




THE TRAVELERS INSURANCE                                 )
COMPANY, a Connecticut                                  )
corporation,                                            )
                                                        )
     Plaintiff,                                         )
                                                        )
v.                                                      )
                                                        )
DAYTONA PARK ASSOCIATES, LTD.,                          )
a Florida limited partnership,                          )
by and through its general                              )
partner, CARLYLE REAL ESTATE                            )
LIMITED PARTNERSHIP-XV, an                              )
Illinois limited partnership,                           )
by and through its general                              )
partner, JMB REALTY                                     )
CORPORATION, a Delaware                                 )
corporation,                                            )
                                                        )
     Defendant.                                         )
_________________________________________               )



    THIS CAUSE came before the Court upon the Stipulation of Settlement between Plaintiff, THE TRAVELERS INSURANCE COMPANY ("TRAVELERS"), and Defendant, DAYTONA PARK ASSOCIATES, LTD., a Florida limited partnership, by and through its general partner, CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership, by and through its general partner, JMB REALTY CORPORATION, a Delaware corporation (collectively referred to as "DAYTONA"). Upon consideration of said Stipulation, and the entire record it is



                                       ORDERED AND ADJUDGED, that:

                1. This Court has jurisdiction over the subject matter and the parties hereto.

                2. The Consolidated and Restated Note (the "Note"), sued upon by TRAVELERS was properly executed and delivered, and DAYTONA is in default of its obligations under the Note for failure to make payments as required therein.

                3. The Third Modification of Mortgage, Collateral Assignment of Rents and Leases and Security Agreement sued upon by TRAVELERS in this action constitutes a valid lien upon the property therein described ("Subject Property").

                4. There are no genuine issues of material fact, and therefore DAYTONA is liable to TRAVELERS for the entire indebtedness, including all accrued and unpaid interest and principal, due under the Note.

                5. DAYTONA, owes TRAVELERS the following amounts, which shall bear interest at 12% per annum, for which let execution issue:


                Principal:                                        $3,100,000.00
                Interest due 10/1/93                                  20,666.67
                Interest due 11/1/93                                  20,666.67
                Accrued interest at Contract Rate
                        11/1/93 to 11/23/93                           21,020.55
                        (per diem 955.4795)  (22 days)




                Late Fees                                              1,653.34
                Previous Late Fees Due                                 2,325.00
                Accumulated Deferred Interest
                        Balance as of 11/1/93                        810,928.69
                Interest on Deferred Interest at
                        Contract Rate:  11/1/93 to 11/23/93            5,498.76
                Accelerated Balance                                3,982,759.68
                                                                   ------------

                Default Interest
                        11/23/93 to 3/7/94
                        (per diem $1,554.9130)  (104 days)           161,710.95

                Less Payment Received 12/17/93                       (29,451.13)
                Less Payment Received  1/25/94                       (26,758.00)
                Less Payment Received  2/11/94                       (25,256.21)
                Attorneys' Fees                                       $8,040.50
                Costs                                                 $1,254.41
                        TOTAL                                     $4,072,300.20


                6. TRAVELERS holds a lien for the total sum superior to any claim or estate of DAYTONA upon the subject real property located in Volusia County, Florida, as described in Exhibit "A" attached hereto.

                7. If the total sum with interest at the rate described in paragraph 5, and all costs accrued subsequent to this judgement are not paid, the Clerk of the Court shall sell the property at public sale on May 5, 1994, between 11:00 a.m. and 2:00 p.m. to the highest and best bidder for cash, except as prescribed in paragraph 8, at the Northwest Door of the Volusia County Courthouse located at 120 West Indiana Avenue, DeLand, Florida 32721, in accordance with Fla. Stat. subsection 45.031.


                8. TRAVELERS shall advance all subsequent costs of this action and shall be reimbursed for them by the Clerk if TRAVELERS is not the purchaser of the property for sale. If TRAVELERS is the purchaser of the property, the Clerk shall credit TRAVELERS bid with the total sum with interest and costs accruing subsequent to this judgement, or such part of it, as is necessary to pay the bid in full.

                9. Upon filing the Certificate of Title, the Clerk shall distribute the proceeds of the sale, so far as they are sufficient, by paying:

first, all of TRAVELER's costs; second, documentary stamps affixed to the certificate; third, TRAVELERS attorneys' fees; fourth, the total sum due to TRAVELERS, less the items paid, plus interest at the rate prescribed in paragraph 5 from this date to the date of the sale; and by retaining any remaining amount pending further Order of this Court.

              10. Upon filing the Certificate of Title, Defendants and all persons claiming under or against Defendants since the filing of the Notice of Lis Pendens shall be foreclosed of all estate or claim in the property and the purchaser at the sale shall be let into possession of the property.




              11. This Court retains jurisdiction of this cause for the purpose of making any and all further orders as it shall deem necessary and proper.


                DONE AND ORDERED in Chambers, at Daytona, Volusia County, Florida, this 6 day of April, 1994.



                                                                JOHN V. DOYLE
                                                                CIRCUIT JUDGE
                                                        _______________________
                                                            CIRCUIT COURT JUDGE




Copies furnished to all counsel of record



ADDRESS OF LIEN HOLDER:
The Travelers Insurance Company
2215 York Road, Suite 504,
Oak Brook, Illinois  60521

_________________________________


                                    RELEASE
                                   ________


      THE TRAVELERS INSURANCE, a Connecticut corporation ("first party"), for and in consideration of the sum of ten ($10.00) Dollars, and other valuable consideration, received from or on behalf of DAYTONA PARK ASSOCIATES,LTD., a Florida limited partnership, by and through its general partner, CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership, by and through its general partner, JMB REALTY CORPORATION, a Delaware corporation, ("second party"), the receipt whereof which is hereby acknowledged by first party,

            (Wherever used herein the terms "first party" and "second party" shall include singular and plural past and present heirs, legal representatives, and assigns of individuals, the successors, assigns, officers, employees, and directors of said corporation, in their individual, personal and corporate capacities, and the limited and general partners of partnerships, wherever the context so admits or requires).

      HEREBY remises, releases, acquits, satisfies, and forever discharges the said second party, and each of its past and present predecessors and successors in interest, affiliates assigns, officers, employees, attorneys, directors and shareholders, in their individual, personal and corporate capacities, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, liabilities, damages, judgments, executions, claims and demands whatsoever, whether in law or in equity, whether matured or unmatured and whether known or unknown or otherwise, which said first party, ever had, now has, or hereafter can, shall or may have, against said second party, and/or its past and present predecessors and successors in interest, affiliates assigns, officers, employees, attorneys, directors and shareholders, in their individual, personal and corporate capacities for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents including, but not limited to, any claim that was asserted or that could have been asserted, causes of action, and other liabilities sued upon in that certain lawsuit captioned THE TRAVELERS INSURANCE COMPANY, A CONNECTICUT CORPORATION, V. DAYTONA PARK ASSOCIATES, LTD., A FLORIDA LIMITED PARTNERSHIP, ETC., ET AL., Case No. 93-32654, CICI in the Circuit Court of the Seventh Judicial Circuit in and for Volusia County, Florida.

      This release is not intended to and shall not release the second party from its obligations and responsibilities created under the terms and conditions of that certain Stipulation of Settlement entered into between first party and second party in the aforementioned lawsuit including those exceptions to the non-consideration and consultation with its attorneys; and
(ii) said first party was not fraudulently induced, coerced or intimidated to sign this release. In signing this Release, the first party has not relied upon any oral or written statements or acts made by the second party, or its attorneys or agents, other than as expressly stated in writing herein in this Release.



                                    DAYTONA PARK ASSOCIATES, LTD., a
                                    Florida Limited Partnership,

                                    BY:   CARLYLE REAL ESTATE LIMITED
                                          PARTNERSHIP-XV, an Illinois limited
                                          partnership, a general partner

                                    BY:   JMB REALTY CORPORATION, a
                                          Delaware corporation, a general
                                          partner,

                                    BY:         BRIAN K. ELLISON
                                    Name:       BRIAN K. ELLISON
                                    Title:      Vice President


STATE OF    ILLINOIS                )
            ____________________    )     SS:
                                    )
COUNTY OF   COOK                    )
            ____________________    )


      The foregoing instrument was acknowledged before me this 15th day of
MARCH, 1994 by BRIAN K. ELLISON as                         , of JMB REALTY
CORPORATION, a Delaware corporation, a general partner, of DAYTONA PARK ASSOCIATES, LTD., a Florida limited partnership, on behalf of the partnership.

He/she/they personally appeared before me, is/are personally known to me or produced ____________________ as identification, and did take an oath.


                              Notary:           MONA SARNOFF
                                                __________________

                              Print Name:       MONA SARNOFF
                                                __________________

                              Notary Public, State of ILLINOIS
                                                      ________

                              My Commission expires:  2/1/98
                                                      ____________

      [NOTARIAL SEAL]

                                    RELEASE
                                   ________


      DAYTONA PARK ASSOCIATES, LTD., a Florida limited partnership, by and through its general partner, CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership, by and through its general partner, JMB REALTY CORPORATION, a Delaware corporation, ("first party"), for and in consideration of the sum of ten ($10.00) Dollars, and other valuable consideration, received from or on behalf of THE TRAVELERS INSURANCE COMPANY, a Connecticut Corporation, ("second party"), the receipt whereof which is hereby acknowledged by first party,

            (Wherever used herein the terms "first party" and "second party" shall include singular and plural past and present heirs, legal representatives, and assigns of individuals, the successors, assigns, officers, employees, directors and shareholders of said corporation, in their individual, personal and corporate capacities, and the limited and general partners of partnerships, wherever the context so admits or requires).

      HEREBY remises, releases, acquits, satisfies, and forever discharges the said second party, and each of its past and present predecessors and successors in interest, assigns, officers, employees, attorneys, directors and shareholders, in their individual, personal and corporate capacities, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, liabilities, damages, judgments, executions, claims and demands whatsoever, whether in law or in equity, whether matured or unmatured and whether known or unknown or otherwise, which said first party, ever had, now has, or hereafter can, shall or may have, against said second party, and/or its past and present predecessors and successors in interest, assigns, officers, employees, attorneys, directors and shareholders, in their individual, personal and corporate capacities for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents including, but not limited to, any claim that was asserted or that could have been asserted, causes of action, and other liabilities sued upon in that certain lawsuit captioned THE TRAVELERS INSURANCE COMPANY, A CONNECTICUT CORPORATION, V. DAYTONA PARK ASSOCIATES, LTD., A FLORIDA LIMITED PARTNERSHIP, ETC., ET AL., Case No. 93-32654, in the Circuit Court of the Seventh Judicial Circuit in and for Volusia County, Florida.

      This release is not intended to and shall not release the second party from its obligations and responsibilities created under the terms and conditions of that certain Stipulation of Settlement entered into between first party and second party in the aforementioned lawsuit.

      The first party hereby expressly acknowledges, warrants and represents that (i) this Release was signed only after due recourse nature of the loan transaction at issue which are specifically provided under the loan documents sued upon herein, including, but not limited to, the Renewal and Substitution Note dated December 18, 1985, the Demand Promissory Note dated March 13, 1991 and the Consolidated and Restated Note dated March 13, 1991, as set forth in paragraph 9 of the Stipulation of Settlement.

      The first party hereby expressly acknowledges, warrants and represents that (i) this Release was signed only after due consideration and consultation with its attorneys; and (ii) said first party was not fraudulently induced, coerced or intimidated to sign this release. In signing this Release, the first party has not relied upon any oral or written statements or acts made by the second party, or their attorneys or agents, other than as expressly stated in writing herein in this Release.


                              THE TRAVELERS INSURANCE COMPANY, a
                              Connecticut corporation


                              BY:         NATALIE L. BOCK
                              Name:       NATALIE L. BOCK
                              Title:      ASSISTANT SECRETARY


                                                            [CORPORATE SEAL]


                              Address:    2215 YORK ROAD, STE. 504
                                          OAK BROOK, IL  60521


STATE OF    ILLINOIS                )
            ________                )     SS:
                                    )
COUNTY OF   DU PAGE                 )
            ________                )


       The foregoing instrument was acknowledged before me this 17th day of MARCH, 1994 by NATALIE L. BOCK as ASSISTANT SECRETARY of THE TRAVELERS INSURANCE COMPANY, a CONNECTICUT corporation, on behalf of the corporation. He/SHE/they personally appeared before me, IS/are personally known to me or produced _____________________ as identification, and [did] [did not] take an oath.

                              Notary:           MELISSA K. O'NEILL
                                                _____________________

[NOTARIAL SEAL]               Print Name:       MELISSA K. O'NEILL
                                                _____________________

                              Notary Public, State of       ILLINOIS
                                                            _________

                              My commission expires:        9/5/95
                                                            _________